EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to Quad Systems Corporation Employee Stock Purchase Plan of our report dated November 6, 1998, with respect to the consolidated financial statements of Quad Systems Corporation included in its Annual Report on Form 10-K, as amended, for the year ended September 30, 1998, filed with the Securities and Exchange Commission.




                                    /s/ Ernst & Young LLP




Philadelphia, Pennsylvania
May 21, 1999